UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 9, 2010
Continucare Corporation
(Exact Name of Registrant as Specified in Charter)
Florida
(State or Other Jurisdiction of Incorporation)

1-12115	59-2716023
(Commission File Number)	(IRS Employer Identification No.)

7200 Corporate Center Drive, Suite 600
Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)
(305) 500-2000
(Registrant’s telephone number, Including Area Code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2010, the shareholders of Continucare Corporation (the “Company”) approved an amendment of the Company’s Amended and Restated 2000 Stock Incentive Plan (the “Amendment”) at the Company’s 2010 Annual Meeting of Shareholders. The purpose of the Amendment was to increase the aggregate number of shares of common stock authorized for issuance under the plan from 9,000,000 to 13,000,000 and to extend the expiration date of the plan from 2010 to 2020. The foregoing summary description of the Amendment is qualified in its entirety by reference to the actual terms of the Amended and Restated 2000 Stock Incentive Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Dr. Luis Cruz was not nominated as a director for re-election at the Company’s 2010 Annual Meeting of Shareholders. As a result, effective February 9, 2010, Dr. Cruz was no longer a member of the Board of Directors of the Company. Dr. Marvin A. Sackner was nominated to replace Dr. Cruz as a member of the Board of Directors of the Company.
Item 8.01. Other Events.
On February 9, 2010, the Company held its 2010 Annual Meeting of Shareholders. Below is a summary of the proposals and corresponding votes.
All eight nominees were elected with each director receiving votes as follows:

Nominee	For	Withheld

Richard C. Pfenniger, Jr.	42,271,543	1,322,145
Robert J. Cresci,	43,088,630	505,058
Neil Flanzraich,	42,862,187	731,501
Phillip Frost, M.D.	34,394,398	9,199,290
Jacob Nudel, M.D.	43,085,483	508,205
Marvin A. Sackner, M.D.	43,072,783	520,905
Jacqueline M. Simkin	43,085,051	508,637
A. Marvin Strait	43,080,588	513,100
There were 12,591,437 broker non-votes on this proposal.
The Amendment, as described above, was approved by the Company’s shareholders as follows:

For	Against	Abstain

34,560,685	8,940,247	92,756
There were 12,591,437 broker non-votes on this proposal.
The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm:

For	Against	Abstain

55,757,694	245,515	181,916

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

10.01	Amended and Restated 2000 Stock Incentive Plan (as amended and restated on November 4, 2009)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINUCARE CORPORATION

/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President-Finance, Chief Financial
Officer, Treasurer and Secretary

Dated: February 12, 2010

EXHIBIT INDEX

10.01	Amended and Restated 2000 Stock Incentive Plan (as amended and restated on November 4, 2009)